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                                                                   EXHIBIT 99.4

                          UNITED STATES DISTRICT COURT
                          WESTERN DISTRICT OF KENTUCKY
                                   AT PADUCAH
                              CASE NO. 5:98CV-108-R

CONWOOD COMPANY L.P., ET AL.                                  PLAINTIFFS

v.                                       ORDER

UNITED STATES TOBACCO SALES                                   DEFENDANTS
AND MARKETING COMPANY, INC., ET AL.

    A telephonic conference was held March 29, 2000.
    Appearances:
    For the plaintiffs:    Mark Hansen, Esq.
    For the defendants:    John Reed, Esq.

     Defendants made an oral motion to extend the automatic stay provided by FRCP 62 to allow the parties to brief the issues of any conditions for the security. Defendants agreed that during the stay it would not enter into any corporate transactions that would jeopardize any security responsible for the judgment. Plaintiff has no objection.

     The parties agreed on scheduling order for filing motions for attorneys' fees, bill of costs, and injunctions and for permission to interview jurors.

     IT IS ORDERED:

1. The automatic stay provided by FRCP 62 is extended to allow the parties to brief the issues. Defendant shall not enter into or conduct any corporate transactions that would jeopardize any security responsible for the judgment.

2. Defendants shall file a brief on the issues of conditions for the security by APRIL 19, 2000. Plaintiffs shall respond 7 days thereafter and defendants are granted 7 days thereafter to file a reply.

3. Motions for attorneys' fees, bill of cost, and injunctions shall be filed within 21 days, with 14 days to respond, and 7 days to reply.

     This 29th day of March, 2000.

                                             /s/ Thomas B. Russell
                                             ---------------------
                                             Thomas B. Russell, Judge
                                             United States District Court